EXHIBIT 99.1
FOR RELEASE AT 4:00PM EDT

Contacts:
Paul Rosenbaum                                  Investors
Rentrak Corporation                             PondelWilkinson Parham
Chairman & CEO                                  Ron Parham
503-284-7581                                    503-924-1186
exitpoll@aol.com                                rparham@pondel.com


                     RENTRAK FISCAL 2005 EARNINGS QUADRUPLE
                         ON 26 PERCENT REVENUE INCREASE

      PORTLAND, Ore. (June 9, 2005)--Rentrak Corp. (Nasdaq:RENT) today announced financial results of its fourth fiscal quarter and full fiscal year ended March 31, 2005.

      Consolidated revenues for the fiscal year ended March 31, 2005 totaled $98.5 million, a 26.1 percent increase compared with consolidated revenues of $78.1 million in fiscal 2004. Fiscal 2005 net income totaled $5.2 million, or $0.49 per diluted share, a 300 percent improvement compared with net income of $1.3 million, or $0.13 per diluted share, achieved in fiscal 2004.

      Consolidated revenues for the fourth fiscal quarter totaled $23.4 million, a 3.5 percent decline compared with consolidated revenues of $24.2 million in last year's comparable period. Revenue-sharing revenues increased due to a strong slate of movies available for rental during the quarter at the company's customer base of over 6,000 North American video retailers. This increase, together with the commencement of revenue-sharing agreements with additional video retailers and incremental revenues from the company's existing and new information management services, were nearly enough to offset the revenue decline resulting from the September 30, 2004 expiration of a revenue-sharing agreement with a single major customer that transitioned to direct revenue-sharing arrangements with studios. Rentrak continued to earn residual revenue-sharing revenues from this customer amounting to approximately $600,000, or three percent of fiscal fourth quarter revenues, compared with $6.0 million, or approximately 25 percent, of last year's fiscal fourth quarter revenues.

      Rentrak Chairman, President and Chief Executive Officer Paul Rosenbaum commented, "During fiscal 2005 we made great progress establishing Rentrak as an industry leader in media measurement and a provider of new information management services for the media and entertainment industry. The company's core revenue-sharing business continued to provide the

Rentrak Fiscal 2005 Earnings Quadruple on 26 Percent Revenue Increase
Page 2 of 4

operating cash flow necessary to fund the on-going development and deployment of our new services. Positive operating cash flow, together with $4.9 million raised through a private placement of common shares in December, 2005 and other issuances of common shares resulting from the exercise of stock options throughout fiscal 2005, helped us finish the year with $22.0 million in cash and equivalents, up from $8.7 million at March 31, 2004 and $18.2 million at December 31, 2004."

      Fourth quarter gross margins improved to 31.9 percent of revenue, up from gross margins of 27.7 percent in last year's fourth fiscal quarter, due to a favorable change in revenue mix toward the company's higher margin services. Operating expenses totaled $6.2 million in the fourth quarter of fiscal 2005, versus $4.1 million in the comparable year-ago period. This increase primarily reflected increased investment in developing new information management and reporting services, the company's reorganization into two distinct business segments, increased accounting fees associated with compliance with Sarbanes-Oxley, higher compensation expenses, as well as increased legal fees and bad debt expense.

      Fourth fiscal quarter net income totaled $759,762, or $0.07 per diluted share, compared with net income of $2.1 million, or $0.20 per diluted share, in last fiscal year's comparable quarter, reflecting the higher operating expenses described above.

      Mr. Rosenbaum continued, "During fiscal year 2005 we launched successful data collection and information reporting trials of On Demand Essentials(TM) with four leading MSOs - Comcast, Insight Communications, Cablevision and Charter Communications - which, combined, are estimated to account for over 50 percent of the VOD-enabled homes in the U.S. The data we are currently collecting from these MSOs, together with data from additional MSOs with whom we are negotiating, represents the foundation of the media measurement services we plan to market to content providers, advertisers, marketers and others. During fiscal year 2006 we will remain focused on gaining access to more sources of viewing data from additional MSOs and expanding our market coverage to a level that will allow us to begin marketing OnDemand Essentials to customers."

      "We currently expect to generate revenues of between $80-85 million in fiscal year 2006, spread fairly evenly between the four quarters. During the first and second quarters of fiscal 2006, revenue-sharing revenues generated by the slate of movies scheduled for home video release are

Rentrak Fiscal 2005 Earnings Quadruple on 26 Percent Revenue Increase
Page 3 of 4

not expected to offset the revenue decline resulting from the absence of the single major revenue-sharing customer referred to previously. However, throughout fiscal 2006 we believe our revenue-sharing business, as well as our other current lines of business, will remain a steady source of revenue, earnings and cash flow which we plan to invest in ongoing development of our Entertainment Essentials(TM) business intelligence services. Although we expect to remain profitable on a quarterly basis throughout fiscal 2006, the anticipated lower revenues, combined with continued investment in our new services, will likely cause reported quarterly earnings to decline appreciably in relation to the comparable quarters of fiscal 2005."

      Rosenbaum concluded, "Industry leaders in media and entertainment and advertising are becoming increasingly aware of Rentrak's innovative media measurement capabilities. We believe Rentrak's opportunity to redefine media measurement in today's digital, on-demand world is real and very promising and we enter fiscal 2006 with great momentum and optimism."

Conference Call
      Rentrak has scheduled a conference call for 2 p.m. (PDT) June 9, 2005 to discuss the company's financial performance. Shareowners, members of the media and other interested parties may participate in the call by dialing 1-800-299-7089 from the U.S. or Canada, or 617-801-9714 for international callers, passcode 60446636. This call is being webcast by CCBN and can be accessed at Rentrak's web site at www.rentrak.com where it will be archived through June 9, 2006. The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).

About Rentrak Corporation

      Rentrak Corporation, based in Portland, Oregon, is the developer of the Essentials(TM) suite of web-based information management and business intelligence products used by clients in the media, entertainment, retail and manufacturing industries. Vertical market editions of Essentials(TM) applications are customizable to the needs of each licensee, allowing marketers to collect, manage, analyze and make critical business decisions based on detailed, real-time point-of-sale and supply chain data. The Essentials(TM) suite of services offers competitive advantages to executives in selected industries by providing timely and actionable insight into their own company's performance in tandem with valuable perspective against aggregated industry-wide data. For further information, please visit Rentrak's corporate web site at http://www.rentrak.com.

Safe Harbor Statement

Rentrak Fiscal 2005 Earnings Quadruple on 26 Percent Revenue Increase
Page 4 of 4

      When used in this discussion, the words "anticipates," "expects," "intends" and similar expressions are intended to identify forward-looking statements. Such statements relate to, among other things, the revenues and results of operations for the company's PPT(R) and business intelligence services and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could affect Rentrak's financial results include customer demand for movies in various media formats subject to company guarantees, the company's ability to attract new revenue-sharing customers and retain existing customers, the company's success in maintaining its relationships with studios and other product suppliers, the company's ability to successfully develop and market new services to create new revenue streams, and Rentrak's customers continuing to comply with the terms of their agreements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The inclusion of any statement in this release does not constitute a suggestion by the company or any other person that the events or circumstances described in such statements are material. The company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in this release will not be realized. Additional factors that could affect Rentrak's financial results are described in Rentrak's March 31, 2004 annual report on Form 10-K and subsequent quarterly reports, filed with the Securities and Exchange Commission. Results of operations in any past period should not be considered indicative of the results to be expected for future periods.

                                      # # #
                            (Financial Tables Follow)

                               RENTRAK CORPORATION
                           CONSOLIDATED BALANCE SHEETS


                                                           March 31,              March 31,
                                                             2005                   2004
                                                         ------------           ------------
Assets
Current Assets:
    Cash and cash equivalents                            $ 21,983,133           $  8,735,683
    Accounts receivable, net of allowance for doubtful
       accounts of $654,039 and $839,122                   14,427,356             15,389,867
    Advances to program suppliers, net of program
       supplier reserves of $3,245,877 and $4,520,759       1,184,839              4,188,222
    Income tax receivable                                     580,010                 68,384
    Deferred tax asset                                        944,038              2,262,186
    Notes receivable - related party                          753,301                     --
    Other current assets                                    1,028,129              1,160,952

                                                         ------------           ------------
    Total current assets                                   40,900,806             31,805,294

Property and equipment, net                                 3,216,025              2,466,668
Deferred income tax assets                                    114,998              1,099,660
Other assets                                                  851,340                831,617

                                                         ------------           ------------
          Total Assets                                   $ 45,083,169           $ 36,203,239
                                                         ============           ============

Liabilities and Stockholders' Equity
Current Liabilities:
     Accounts payable                                    $ 12,469,758           $ 15,446,818
     Accrued liabilities                                      711,385                889,377
     Accrued compensation                                   1,538,794                598,875
     Deferred revenue                                         378,719                237,575

                                                         ------------           ------------
          Total current liabilities                        15,098,656             17,172,645
                                                         ------------           ------------

Long-Term Obligations:
     Lease obligations and deferred gain                       51,581                234,922

Commitments and Contingencies                                      --                     --

Stockholders' Equity:
     Preferred stock, $.001 par value; 10,000,000
       shares authorized, none issued                              --                     --
    Common stock,  $.001 par value; 30,000,000
       shares authorized; shares issued and outstanding
       10,544,913 and 9,739,537                                10,545                  9,740
     Capital in excess of par value                        46,987,982             41,093,976
     Accumulated other comprehensive income                   180,879                180,879
     Accumulated deficit                                  (17,246,474)           (22,488,923)
                                                         ------------           ------------
     Total stockholders' equity                            29,932,932             18,795,672
                                                         ------------           ------------
Total Liabilities and Stockholders' Equity               $ 45,083,169           $ 36,203,239
                                                         ============           ============

        The accompanying notes are an integral part of these consolidated statements.


                     RENTRAK CORPORATION
            CONSOLIDATED STATEMENTS OF OPERATIONS
                         (UNAUDITED)

                                         Three Months Ended March 31,
                                            2005             2004
                                        ------------     ------------

Revenues                                $ 23,385,706     $ 24,230,449

Operating Expenses:
   Cost of sales                          15,916,044       17,518,178
   Selling and administrative              5,971,991        4,054,302
   Net loss from litigation settlement       225,493               --
   Asset impairment                           26,627               --
                                        ------------     ------------
                                          22,140,155       21,572,480
                                        ------------     ------------

Income from operations                     1,245,551        2,657,969

Other Income (expense):
   Interest income                           124,972           80,360
   Interest expense                           (1,101)          (1,344)
                                        ------------     ------------
                                             123,871           79,016
                                        ------------     ------------

Income before income taxes                 1,369,422        2,736,985
Provision for income taxes                   609,660          683,821
                                        ------------     ------------

Net income                              $    759,762     $  2,053,164
                                        ============     ============
Net Income per share:
    Basic                               $       0.07     $       0.21
                                        ============     ============
    Diluted                             $       0.07     $       0.20
                                        ============     ============

         The accompanying notes are an integral part of these condensed consolidated statements.

                     RENTRAK CORPORATION
            CONSOLIDATED STATEMENTS OF OPERATIONS


                                                 Year Ended March 31,
                                                2005            2004
                                            ------------    ------------

Revenues                                    $ 98,537,575    $ 78,132,413

Operating Expenses:
   Cost of sales                              70,053,996      60,090,493
   Selling and administrative                 19,873,824      16,357,299
   Net loss from litigation settlement           225,493              --
   Asset impairment                               26,627              --
                                            ------------    ------------
                                              90,179,940      76,447,792
                                            ------------    ------------

Income from operations                         8,357,635       1,684,621

Other Income (expense):
   Interest income                               332,688         244,252
   Interest expense                              (10,535)        (11,584)
                                            ------------    ------------
                                                 322,153         232,668
                                            ------------    ------------

Income before income taxes                     8,679,788       1,917,289
Provision for income taxes                     3,437,339         478,896
                                            ------------    ------------

Income from continuing operations              5,242,449       1,438,393

Loss from discontinued operations, net of
  tax benefit of $0 and $78,850                       --        (128,649)
                                            ------------    ------------

Net income                                  $  5,242,449    $  1,309,744
                                            ============    ============

Net Income per share:
    Basic                                   $       0.52    $       0.14
                                            ============    ============
    Diluted                                 $       0.49    $       0.13
                                            ============    ============

         The accompanying notes are an integral part of these condensed consolidated statements.

                               RENTRAK CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                               Three Months Ended March 31, 2005
                                        -----------------------------------------------------
                                       ENTERTAINMENT        FULFILLMENT             TOTAL
                                       -------------        -----------          ------------

Revenues                                $ 23,362,464        $    23,242          $ 23,385,706

Operating Expenses:
   Cost of sales                          15,916,044                 --            15,916,044
   Selling and administrative              5,959,481             12,510             5,971,991
   Net loss from litigation settlement       225,493                 --               225,493
   Asset impairment                           26,627                 --               26,627
                                        ------------        -----------          ------------

                                          22,127,645             12,510            22,140,155
                                        ------------        -----------          ------------

Income from Operations                     1,234,819             10,732             1,245,551
                                        ------------        -----------          ------------


Other income (expense):
   Interest income                            73,930             51,042               124,972
   Interest expense                             (377)              (724)               (1,101)
                                        ------------        -----------          ------------
                                              73,553             50,318               123,871
                                        ------------        -----------          ------------

Income before income taxes                 1,308,372             61,050             1,369,422

Provision for income taxes                   585,201             24,459               609,660
                                        ------------        -----------          ------------

Net Income                              $    723,171        $    36,591          $    759,762
                                        ============        ===========          ============

Net Income per share
    Basic                               $       0.07        $        --          $       0.07
                                        ============        ===========          ============
    Diluted                             $       0.07        $        --          $       0.07
                                        ============        ===========          ============


                RENTRAK CORPORATION
       CONSOLIDATED STATEMENTS OF OPERATIONS
                    (UNAUDITED)



                                                      Year Ended March 31, 2005
                                        -----------------------------------------------------
                                        ENTERTAINMENT        FULFILLMENT             TOTAL
                                        ------------        -----------          ------------
Revenues                                $ 98,514,333        $    23,242          $ 98,537,575

Operating Expenses:
   Cost of sales                          70,047,957              6,039            70,053,996
   Selling and administrative             19,828,719             45,105            19,873,824
   Net loss from litigation settlement       225,493                 --               225,493
   Asset impairment                           26,627                 --                26,627
                                        ------------        -----------          ------------
                                          90,128,796             51,144            90,179,940
                                        ------------        -----------          ------------

Income (loss) from operations              8,385,537            (27,902)            8,357,635
                                        ------------        -----------          ------------
Other income (expense):
   Interest income                           154,421            178,267               332,688
   Interest expense                           (5,216)            (5,319)              (10,535)
                                        ------------        -----------          ------------
                                             149,205            172,948               322,153
                                        ------------        -----------          ------------

Income before income taxes                 8,534,742            145,046             8,679,788

Provision for income taxes                 3,382,223             55,116             3,437,339
                                        ------------        -----------          ------------

Net Income                              $  5,152,519        $    89,930          $  5,242,449
                                        ============        ===========          ============

Net Income per Share
    Basic                               $        0.5        $      0.01          $       0.52
                                        ============        ===========          ============
    Diluted                             $        0.4        $        --          $       0.49
                                        ============        ===========          ============


                RENTRAK CORPORATION
             CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (UNAUDITED)


                                                   Three Months Ended March 31, 2004
                                        -----------------------------------------------------

                                        ENTERTAINMENT       FULFILLMENT             TOTAL
                                        ------------        -----------          ------------

Revenues                                $ 24,230,449        $        --          $ 24,230,449

Operating Expenses:
   Cost of sales                          17,479,511             38,667            17,518,178
   Selling and administrative              4,026,760             27,542             4,054,302
                                        ------------        -----------          ------------

                                          21,506,271             66,209            21,572,480
                                        ------------        -----------          ------------

Income (loss) from operations              2,724,178            (66,209)            2,657,969
                                        ------------        -----------          ------------

Other income (expense)
   Interest income                            19,456             60,904                80,360
   Interest expense                           (1,344)                --                (1,344)
                                        ------------        -----------          ------------
                                              18,112             60,904                79,016
                                        ------------        -----------          ------------

Income (loss) before income taxes          2,742,290             (5,305)            2,736,985

Provision (benefit) for income taxes         685,837             (2,016)              683,821
                                        ------------        -----------          ------------

Net Income (Loss)                       $  2,056,453        $    (3,289)         $  2,053,164
                                        ============        ===========          ============

Net Income (Loss) per Share:
    Basic                               $       0.21        $     (0.00)         $       0.21
                                        ============        ===========          ============
    Diluted                             $       0.20        $     (0.00)         $       0.20
                                        ============        ===========          ============



                               RENTRAK CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                    Year Ended March 31, 2004
                                        -----------------------------------------------------

                                        ENTERTAINMENT       FULFILLMENT             TOTAL
                                        ------------        -----------          ------------

Revenues                                $ 73,508,114        $ 5,154,443  (1)     $ 78,132,413

Operating Expenses:
   Cost of sales                          54,857,368  (1)     5,763,269            60,090,493
   Selling and administrative             15,591,587            765,712            16,357,299
                                        ------------        -----------          ------------

                                          70,448,955          6,528,981            76,447,792
                                        ------------        -----------          ------------

Income (loss) from operations              3,059,159         (1,374,538)            1,684,621
                                        ------------        -----------          ------------

Other income (expense):
   Interest income                            95,921            148,331               244,252
   Interest expense                           (6,420)            (5,164)              (11,584)
                                        ------------        -----------          ------------
                                              89,501            143,167               232,668
                                        ------------        -----------          ------------
Income (loss) from continuing operations
before income taxes                        3,148,660         (1,231,371)            1,917,289

Provision (benefit) for income taxes         946,817           (467,921)              478,896
                                        ------------        -----------          ------------

Income (loss) from continuing operations   2,201,843           (763,450)            1,438,393

Loss from discontinued operations net of
  tax benefit of $78,850                    (128,649)                --              (128,649)
                                        ------------        -----------          ------------

Net Income (Loss)                       $  2,073,194        $  (763,450)         $  1,309,744
                                        ============        ===========          ============

Net Income (Loss) per Share:
    Basic:
       Continuing operations            $       0.23        $     (0.08)         $       0.15
       Discontinued operations                 (0.01)                --                 (0.01)
                                        ------------        -----------          ------------
              Total                     $       0.22        $     (0.08)         $       0.14
                                        ============        ===========          ============
    Diluted:
       Continuing operations            $       0.22        $     (0.08)         $       0.14
       Discontinued operations                 (0.01)                --                 (0.01)
                                        ------------        -----------          ------------
              Total                     $       0.21        $     (0.08)         $       0.13
                                        ============        ===========          ============



(1) - Includes Intercompany transactions of $530,144, which are eliminated in consolidated total amounts.